Exhibit 99.1

CONTACT
Matt DiLiberto
Chief Financial Officer
(212) 594-2700

SL GREEN REALTY CORP. REPORTS
SECOND QUARTER 2020 EPS OF $0.74 PER SHARE;
AND FFO OF $1.70 PER SHARE

Financial and Operating Highlights

•
Net income attributable to common stockholders of $0.74 per share for the second quarter of 2020 as compared to $1.94 per share for the same period in 2019. Net income for the second quarter of 2020 includes a net gain of $65.4 million, or $0.82 per share, recognized from the sale of the retail condominium at 609 Fifth Avenue. Net income for the second quarter of 2019 included $126.6 million, or $1.45 per share, of net gains from the sale of real estate and non-cash fair value adjustments.

•
Funds from operations, or FFO, of $1.70 per share for the second quarter of 2020, which includes $3.4 million, or $0.04 per share, of losses related to certain debt and preferred equity ("DPE") investments that were sold, and $3.4 million, or $0.04 per share, of reserves against the Company’s retained DPE portfolio. FFO for the same period in 2019 was $1.82 per share.

•
Completed the Company's “$1.0 Billion Plan” to generate incremental cash through the sale of real estate assets, the sale and repayment of DPE investments as well as financing and refinancing activities. As of June 30, 2020, cash, cash equivalents and marketable securities totaled $1.04 billion, excluding the Company’s share of unconsolidated joint venture cash of $111.2 million.

•
To date in 2020, the Company has repurchased a combined 6.2 million shares of common stock and units of its Operating Partnership, or OP units, under the previously announced $3.0 billion share repurchase plan, at an average price of $64.28 per share/unit, including 3.0 million shares of common stock and OP units at an average price of $47.66 per share/unit repurchased during the second quarter. Since inception of the program, the Company has repurchased a total of 28.7 million shares of its common stock and redeemed 1.0 million OP units at an average price of $89.08 per share/unit.

•
To date, the Company has collected gross tenant billings for the second quarter of 2020 of 95.7% for office, 69.6% for retail and 90.7% overall. To date, the Company has collected gross tenant billings for July of 91.7% for office, 61.5% for retail and 87.0% overall as of July 21, 2020, with additional collections expected thereafter.

•	Same-store cash net operating income, or NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased 2.1% for the second quarter of 2020 excluding lease termination income and free rent to Viacom at 1515 Broadway, as compared to the same period in 2019.

•
Signed 35 Manhattan office leases covering 280,002 square feet in the second quarter of 2020 and 65 Manhattan office leases covering 596,156 square feet in the first six months of 2020. The mark-to-market on signed Manhattan office leases was 0.8% lower for the second quarter and 4.6% higher for the first six months than the previous fully escalated rents on the same spaces.

•	Manhattan same-store occupancy was 95.2% as of June 30, 2020, inclusive of leases signed but not yet commenced, as compared to 95.5% as of March 31, 2020 and 94.8% as of June 30, 2019.
Investing Highlights

•
Closed on the sale of a 49.5% interest in One Madison Avenue to the National Pension Service of Korea ("NPS") and Hines Interest LP ("Hines"). NPS and Hines have committed aggregate equity to the project totaling no less than $492.2 million. The Company and Hines will co-develop the $2.3 billion project, which will span 1.4 million rentable square feet upon completion.

•
Closed on the sale of the retail condominium at 609 Fifth Avenue for a sale price of $168.0 million. The transaction generated net cash proceeds to the Company of $161.0 million and a gain on sale of $65.4 million.

•
Generated $488.4 million of cash through the sale of five DPE positions totaling $259.1 million of proceeds and repayments totaling $229.3 million. A portion of the proceeds from these activities was used to repay the Company’s DPE financing facility in its entirety. The Company's DPE portfolio was $1.25 billion as of June 30, 2020.

Financing Highlights

•
Closed on a $510.0 million mortgage financing of 220 East 42nd Street, also known as the News Building. The new mortgage has a 3-year term, with two one-year extension options and bears interest at a floating rate of 2.75% per annum over LIBOR.

Summary
New York, NY, July 22, 2020 - SL Green Realty Corp. (the "Company") (NYSE: SLG) today reported net income attributable to common stockholders for the quarter ended June 30, 2020 of $56.4 million, or $0.74 per share, as compared to net income of $161.1 million, or $1.94 per share, for the same quarter in 2019. Net income for the second quarter of 2020 includes a net gain of $65.4 million, or $0.82 per share, recognized from the sale of the retail condominium at 609 Fifth Avenue. Net income for the second quarter of 2019 included $126.6 million, or $1.45 per share, of net gains from the sale of real estate and non-cash fair value adjustments.
The Company also reported net income attributable to common stockholders for the six months ended June 30, 2020 of $171.2 million, or $2.22 per share, as compared to net income of $204.9 million, or $2.46 per share, for the same period in 2019.

The Company reported FFO for the quarter ended June 30, 2020 of $136.1 million, or $1.70 per share, which includes $3.4 million, or $0.04 per share, of losses related to debt and preferred equity ("DPE") investments that were sold, and $3.4 million, or $0.04 per share, of reserves against the Company’s retained DPE portfolio. FFO for the same period in 2019 was $159.2 million, or $1.82 per share.
The Company also reported FFO for the six months ended June 30, 2020 of $308.1 million, or $3.79 per share, which includes $10.6 million, or $0.13 per share, of losses related to the sale of certain DPE investments, and $7.5 million, or $0.09 per share, of reserves against the Company’s retained DPE portfolio. FFO for the same period in 2019 was $306.7 million, or $3.50 per share.
All per share amounts are presented on a diluted basis.
Operating and Leasing Activity
For the quarter ended June 30, 2020, the Company reported consolidated revenues and operating income of $253.7 million and $130.4 million, respectively, compared to $313.0 million and $166.4 million, respectively, for the same period in 2019.
To date, the Company has collected gross tenant billings for the second quarter of 95.7% for office, 69.6% for retail and 90.7% overall. To date, the Company has collected gross tenant billings for July of 91.7% for office, 61.5% for retail and 87.0% overall as of July 21, 2020, with additional collections expected thereafter.
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures increased by 16.0% for the second quarter, and 2.1% excluding lease termination income and free rent to Viacom at 1515 Broadway, as compared to the same period in 2019.
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased by 11.6% for the six months ended June 30, 2020, and 1.4% excluding lease termination income and free rent given to Viacom at 1515 Broadway, as compared to the same period in 2019.
During the second quarter of 2020, the Company signed 35 office leases in its Manhattan portfolio totaling 280,002 square feet. Twenty-nine leases comprising 226,308 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $73.05 per rentable square foot, representing a 0.8% decrease over the previous fully escalated rents on the same office spaces. The average lease term on the Manhattan office leases signed in the second quarter was 4.3 years and average tenant concessions were 4.5 months of free rent with a tenant improvement allowance of $8.42 per rentable square foot.
During the first six months of 2020, the Company signed 65 office leases in its Manhattan portfolio totaling 596,156 square feet. Fifty leases comprising 407,908 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $72 per rentable square foot, representing a 4.6% increase over the previously fully escalated rents on the same office spaces. The average lease term on the Manhattan office leases signed in the first six months of 2020 was 7.6 years and average tenant concessions were 3.1 months of free rent with a tenant improvement allowance of $19.73 per rentable square foot.

Occupancy in the Company's Manhattan same-store portfolio was 95.2% as of June 30, 2020, inclusive of 373,876 square feet of leases signed but not yet commenced, as compared to 95.5% as of March 31, 2020 and 94.8% as of June 30, 2019.
Significant leases that were signed in the second quarter included:

•	Renewal with HQ Global Workplaces LLC for 27,825 square feet at 100 Park Avenue, for 5.0 years;

•	Expansion with Oak Hill Advisors for 23,848 square feet at One Vanderbilt Avenue, for 16.3 years;

•	Renewal with Sentry Center 810 Seventh LLC for 23,362 square feet at 810 Seventh Avenue, for 5.0 years; and

•	New lease with InTandem Capital Partners and Sagewind Capital LLC for 10,165 square feet at One Vanderbilt Avenue, for 7.4 years.
Investment Activity
To date in 2020, the Company has repurchased a combined 6.2 million shares of common stock and units of its Operating Partnership, or OP units, under the previously announced $3.0 billion share repurchase plan, at an average price of $64.28 per share/unit, including 3.0 million shares of common stock and OP units at an average price of $47.66 per share/unit repurchased during the second quarter. Since inception of the program, the Company has repurchased a total of 28.7 million shares of its common stock under the program and redeemed 1.0 million OP units, allowing the Company to save approximately $105.0 million of common dividends and distributions on an annualized basis. The average price of total share repurchases and OP Unit redemptions to date is $89.08 per share/unit.
In June, the Company, along with our joint venture partner entered into an agreement to sell 400 East 58th Street for a sale price of $62.0 million. The Company acquired the 126-unit residential building in the Sutton Place neighborhood of Manhattan in 2012 as part of an eight-building portfolio of retail and multi-family properties. The transaction is expected to generate net cash proceeds to the Company of approximately $20.0 million and close in the third quarter, subject to customary closing conditions.
In May, the Company sold a 49.5% interest in One Madison Avenue to the National Pension Service of Korea ("NPS") and Hines Interest LP ("Hines"). NPS and Hines have committed aggregate equity to the project totaling no less than $492.2 million. The Company and Hines will co-develop the $2.3 billion project, which will span 1.4 million rentable square feet upon completion.
In May, the Company closed on the sale of its recently repositioned 609 Fifth Avenue retail condominium, which is leased to sports apparel brand PUMA, and global luxury apparel and accessories brand, Vince, for a sale price of $168.0 million. The transaction generated net cash proceeds to the Company of $161.0 million and a gain on sale of $65.4 million.

Debt and Preferred Equity Investment Activity
The carrying value of the Company’s DPE portfolio decreased to $1.25 billion at June 30, 2020, including $1.22 billion of investments at a weighted average current yield of 8.6% that are classified in the debt and preferred equity line item on the balance sheet, and mortgage investments aggregating $0.03 billion at a weighted average current yield of 6.5% that are included in other balance sheet line items for accounting purposes.
During the second quarter, the Company originated a loan consisting of a mortgage and subordinate debt totaling $386.0 million, of which $75.0 million was retained and $18.4 million was funded, at a weighted average yield of 15.2% based on the current funded amount.
During the second quarter, the Company generated $488.4 million of cash through the sale of five DPE positions totaling $259.1 million of proceeds and repayments totaling $229.3 million. A portion of the proceeds from these activities was used to repay the Company’s DPE facility in its entirety.
Financing Activity
In June, the Company closed on a $510.0 million mortgage financing of 220 East 42nd Street, also known as the News Building, which was previously unencumbered. Proceeds from the financing were used to repay the Company’s unsecured revolving credit facility. The new mortgage has a 3-year term, with two one-year extension options and bears interest at a floating rate of 2.75% per annum over LIBOR.
Dividends
In the second quarter of 2020, the Company declared:

•
Three monthly dividends on its outstanding common stock totaling $0.885 per share, which were paid on May 15, June 15 and July 15, 2020, equating to an annualized dividend of $3.54 per share of common stock; and

•
quarterly dividends on its outstanding 6.50% Series I Cumulative Redeemable Preferred Stock of $0.40625 per share for the period April 15, 2020 through and including July 14, 2020, which was paid on July 15, 2020 and is the equivalent of an annualized dividend of $1.625 per share.

Conference Call and Audio Webcast
The Company's executive management team, led by Marc Holliday, Chairman and Chief Executive Officer, will host a conference call and audio webcast on Thursday, July 23, 2020 at 2:00 pm ET to discuss the financial results.
The supplemental data will be available prior to the quarterly conference call in the Investors section of the SL Green Realty Corp. website at https://slgreen.com/ under “Financial Reports.”
The live conference call will be webcast in listen-only mode in the Investors section of the SL Green Realty Corp. website at https://slgreen.com/ under “Presentations & Webcasts”. The conference may also be accessed by dialing toll-free (877) 312-8765 or international (419) 386-0002, and using passcode 4232679.

A replay of the call will be available 7 days after the call by dialing (855) 859-2056 using passcode 4232679. A webcast replay will also be available in the Investors section of the SL Green Realty Corp. website at https://slgreen.com/ under “Presentations & Webcasts”.
Company Profile
SL Green Realty Corp., an S&P 500 company and Manhattan's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of June 30, 2020, SL Green held interests in 96 buildings totaling 41.0 million square feet. This included ownership interests in 28.7 million square feet of Manhattan buildings and 11.2 million square feet securing debt and preferred equity investments.
To be added to the Company's distribution list or to obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at (212) 594-2700.

Disclaimers
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release and in the Company’s Supplemental Package.

Forward-looking Statements
This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements, including the statements herein under the section entitled "Guidance". These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements include risks and uncertainties related to the on-going COVID-19 pandemic and the duration and impact it will have on our business and the industry as a whole and the other risks and uncertainties described in our filings with the Securities and Exchange Commission. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenues:
Rental revenue, net	$174,141	$216,480	$369,604	$429,119
Escalation and reimbursement	21,745	28,479	48,913	55,958
Investment income	39,943	51,618	78,476	101,649
Other income	17,870	16,447	71,009	30,553
Total revenues	253,699	313,024	568,002	617,279
Expenses:
Operating expenses, including related party expenses of $2,739 and $6,488 in 2020 and $5,323 and $8,116 in 2019	40,897	58,317	94,763	116,015
Real estate taxes	41,661	46,694	88,283	93,382
Operating lease rent	7,831	8,298	15,198	16,596
Interest expense, net of interest income	30,070	47,160	67,564	97,685
Amortization of deferred financing costs	2,661	2,712	5,161	5,454
Depreciation and amortization	95,941	69,461	164,220	137,804
Loan loss and other investment reserves, net of recoveries	6,813	—	18,061	—
Transaction related costs	373	261	438	316
Marketing, general and administrative	23,510	25,480	43,080	51,459
Total expenses	249,757	258,383	496,768	518,711

Equity in net loss from unconsolidated joint ventures	(2,199)	(7,546)	(15,013)	(12,780)
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	—	59,015	—	76,181
Purchase price and other fair value adjustment	—	67,631	—	65,590
Gain (loss) on sale of real estate, net	64,884	—	137,520	(1,049)
Net income	66,627	173,741	193,741	226,510
Net income attributable to noncontrolling interests in the Operating Partnership	(3,070)	(8,310)	(9,272)	(10,587)
Net (income) loss attributable to noncontrolling interests in other partnerships	(1,023)	2,138	(730)	1,900
Preferred unit distributions	(2,353)	(2,729)	(5,019)	(5,453)
Net income attributable to SL Green	60,181	164,840	178,720	212,370
Perpetual preferred stock dividends	(3,737)	(3,737)	(7,475)	(7,475)
Net income attributable to SL Green common stockholders	$56,444	$161,103	$171,245	$204,895

Earnings Per Share (EPS)
Net income per share (Basic)	$0.74	$1.94	$2.22	$2.46
Net income per share (Diluted)	$0.74	$1.94	$2.22	$2.46

Funds From Operations (FFO)
FFO per share (Basic)	$1.70	$1.83	$3.79	$3.51
FFO per share (Diluted)	$1.70	$1.82	$3.79	$3.50

Basic ownership interest
Weighted average REIT common shares for net income per share	75,932	82,971	77,023	83,141
Weighted average partnership units held by noncontrolling interests	4,120	4,260	4,170	4,296
Basic weighted average shares and units outstanding	80,052	87,231	81,193	87,437

Diluted ownership interest
Weighted average REIT common share and common share equivalents	76,099	83,138	77,222	83,310
Weighted average partnership units held by noncontrolling interests	4,120	4,260	4,170	4,296
Diluted weighted average shares and units outstanding	80,219	87,398	81,392	87,606

SL GREEN REALTY CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	June 30,	December 31,
	2020	2019
Assets	(Unaudited)
Commercial real estate properties, at cost:
Land and land interests	$1,625,483	$1,751,544
Building and improvements	5,363,464	5,154,990
Building leasehold and improvements	1,443,855	1,433,793
Right of use asset - financing leases	176,152	47,445
Right of use asset - operating leases	381,255	396,795
	8,990,209	8,784,567
Less: accumulated depreciation	(2,186,157)	(2,060,560)
	6,804,052	6,724,007
Assets held for sale	49,687	391,664
Cash and cash equivalents	1,015,348	166,070
Restricted cash	85,935	75,360
Investment in marketable securities	27,345	29,887
Tenant and other receivables, net of allowance of $19,926 and $12,369 in 2020 and 2019, respectively	90,305	43,968
Related party receivables	16,984	21,121
Deferred rents receivable, net of allowance of $17,500 and $12,477 in 2020 and 2019, respectively	302,729	283,011
Debt and preferred equity investments, net of discounts and deferred origination fees of $13,915 and $14,562 and allowances of $15,109 and $1,750 in 2020 and 2019, respectively	1,221,936	1,580,306
Investments in unconsolidated joint ventures	2,952,681	2,912,842
Deferred costs, net	217,812	205,283
Other assets	286,750	332,801
Total assets	$13,071,564	$12,766,320

Liabilities
Mortgages and other loans payable	$2,348,483	$2,211,883
Revolving credit facility	950,000	240,000
Unsecured term loan	1,500,000	1,500,000
Unsecured notes	1,252,366	1,502,837
Deferred financing costs, net	(48,344)	(46,583)
Total debt, net of deferred financing costs	6,002,505	5,408,137
Accrued interest payable	14,903	22,148
Accounts payable and accrued expenses	165,565	166,905
Deferred revenue	99,655	114,052
Lease liability - financing leases	174,732	44,448
Lease liability - operating leases	361,221	381,671
Dividend and distributions payable	25,611	79,282
Security deposits	58,486	62,252
Liabilities related to assets held for sale	38,272	—
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Other liabilities	240,702	177,080
Total liabilities	7,281,652	6,555,975

Commitments and contingencies	—	—
Noncontrolling interest in the Operating Partnership	358,702	409,862
Preferred units	225,448	283,285

Equity
Stockholders’ equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both June 30, 2020 and December 31, 2019	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 74,730 and 80,257 issued and outstanding at June 30, 2020 and December 31, 2019, respectively (including 1,055 held in Treasury at both June 30, 2020 and December 31, 2019)	748	803
Additional paid-in capital	4,021,891	4,286,395
Treasury stock at cost	(124,049)	(124,049)
Accumulated other comprehensive loss	(82,371)	(28,485)
Retained earnings	1,081,821	1,084,719
Total SL Green Realty Corp. stockholders’ equity	5,119,972	5,441,315
Noncontrolling interests in other partnerships	85,790	75,883
Total equity	5,205,762	5,517,198
Total liabilities and equity	$13,071,564	$12,766,320

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Funds From Operations (FFO) Reconciliation:	2020	2019	2020	2019

Net income attributable to SL Green common stockholders	$56,444	$161,103	$171,245	$204,895
Add:
Depreciation and amortization	95,941	69,461	164,220	137,804
Joint venture depreciation and noncontrolling interest adjustments	45,107	49,903	101,425	97,528
Net income attributable to noncontrolling interests	4,093	6,172	10,002	8,687
Less:
Gain (loss) on sale of real estate, net	64,884	—	137,520	(1,049)
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	—	59,015	—	76,181
Purchase price and other fair value adjustments	—	67,631	—	65,590
Depreciation on non-rental real estate assets	609	746	1,259	1,453
FFO attributable to SL Green common stockholders	$136,092	$159,247	$308,113	$306,739

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Operating income and Same-store NOI Reconciliation:	2020	2019	2020	2019

Net income	$66,627	$173,741	$193,741	$226,510
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	—	(59,015)	—	(76,181)
Purchase price and other fair value adjustments	—	(67,631)	—	(65,590)
(Gain) loss on sale of real estate, net	(64,884)	—	(137,520)	1,049
Depreciation and amortization	95,941	69,461	164,220	137,804
Interest expense, net of interest income	30,070	47,160	67,564	97,685
Amortization of deferred financing costs	2,661	2,712	5,161	5,454
Operating income	130,415	166,428	293,166	326,731

Equity in net loss from unconsolidated joint ventures	2,199	7,546	15,013	12,780
Marketing, general and administrative expense	23,510	25,480	43,080	51,459
Transaction related costs, net	373	261	438	316
Investment income	(39,943)	(51,618)	(78,476)	(101,649)
Loan loss and other investment reserves, net of recoveries	6,813	—	18,061	—
Non-building revenue	(192)	(7,268)	(3,982)	(16,413)
Net operating income (NOI)	123,175	140,829	287,300	273,224

Equity in net loss from unconsolidated joint ventures	(2,199)	(7,546)	(15,013)	(12,780)
SLG share of unconsolidated JV depreciation and amortization	46,217	48,176	92,091	96,304
SLG share of unconsolidated JV interest expense, net of interest income	32,714	38,281	68,491	77,688
SLG share of unconsolidated JV amortization of deferred financing costs	1,693	1,591	3,380	3,159
SLG share of unconsolidated JV investment income	(310)	(476)	(617)	(2,703)
SLG share of unconsolidated JV non-building revenue	(2,425)	(1,215)	(4,025)	(1,926)
NOI including SLG share of unconsolidated JVs	198,865	219,640	431,607	432,966

NOI from other properties/affiliates	(9,214)	(36,796)	(63,811)	(69,946)
Same-Store NOI	189,651	182,844	367,796	363,020

Ground lease straight-line adjustment	385	514	814	1,028
Joint Venture ground lease straight-line adjustment	252	342	594	735
Straight-line and free rent	1,092	(5,778)	(579)	(10,535)
Amortization of acquired above and below-market leases, net	(1,565)	(1,213)	(3,941)	(2,451)
Joint Venture straight-line and free rent	(4,330)	(15,837)	(10,131)	(32,433)
Joint Venture amortization of acquired above and below-market leases, net	(3,812)	(4,248)	(7,639)	(8,510)
Same-store cash NOI	$181,673	$156,624	$346,914	$310,854

SL GREEN REALTY CORP.
NON-GAAP FINANCIAL MEASURES - DISCLOSURES
Funds from Operations (FFO)
FFO is a widely recognized non-GAAP financial measure of REIT performance. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company presents FFO because it considers it an important supplemental measure of the Company’s operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. The Company also uses FFO as one of several criteria to determine performance-based bonuses for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and real estate related impairment charges, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including the Company's ability to make cash distributions.
Funds Available for Distribution (FAD)
FAD is a non-GAAP financial measure that is calculated as FFO plus non-real estate depreciation, allowance for straight line credit loss, adjustment for straight line operating lease rent, non-cash deferred compensation, and a pro-rata adjustment for FAD from the Company's unconsolidated JVs, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing costs, and recurring building improvements.
FAD is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies. FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
EBITDAre is a non-GAAP financial measure. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The White Paper on EBITDAre approved by the Board of Governors of NAREIT in September 2017 defines EBITDAre as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures.
The Company presents EBITDAre because the Company believes that EBITDAre, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Net Operating Income (NOI) and Cash NOI
NOI is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is also a non-GAAP financial measure that is calculated by subtracting free rent (net of amortization), straight-line rent, and the amortization of acquired above and below-market leases from NOI, while adding operating lease straight-line adjustment and the allowance for straight-line tenant credit loss.
The Company presents NOI and Cash NOI because the Company believes that these measures, when taken together with the corresponding GAAP financial measures and reconciliations, provide investors with meaningful information regarding the operating performance of properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating the Company's properties, unaffected by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. The Company uses these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.
Coverage Ratios
The Company presents fixed charge and debt service coverage ratios to provide a measure of the Company’s financial flexibility to service current debt amortization, interest expense and operating lease rent from current cash net operating income. These coverage ratios represent a common measure of the Company’s ability to service fixed cash payments; however, these ratios are not used as an alternative to cash flow from operating, financing and investing activities (determined in accordance with GAAP).
SLG EARN